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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                                 April 9, 2002

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                            EARTHWATCH INCORPORATED
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            (Exact name of registrant as specified in its charter)

                                   DELAWARE
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                (State or other jurisdiction of Incorporation)


          333-39202 and 333-65014                        31-1420852
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                (Commission                            (IRS Employer
                File Number)                        Identification No.)


                   1900 Pike Road, Longmont, Colorado 80501
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              Address of principal executive offices) (Zip code)


                                (303) 682-3800
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             (Registrant's telephone number, including area code)
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Item 5.  Other Events.

     On April 9, 2002, we issued three promissory notes for a total of $12 million and approximately 2 million shares of Series C Convertible Preferred Stock in a private offering to certain of our stockholders in exchange for $12 million of cash. The three promissory notes are due in 2003 and 2004 and carry interest rates ranging from 10.5% to 11.5%.

     In addition, on April 9, 2002, we restructured our vendor financing facility with Ball Aerospace & Technologies Corp, extending the maturity of the principal and accrued interest outstanding as of that date of approximately $10 million. The restructured facility is payable in three equal installments due in 2003 and 2004 with each installment carrying interest rates ranging from 10.5% to 11.5%. Ball also received approximately 740,000 shares of Series C Convertible Preferred Stock in consideration of this restructuring.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               EARTHWATCH INCORPORATED

Dated: April  24, 2002
                             By: /s/Henry E. Dubois
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                                  Henry E. Dubois
                                  Chief Operating Officer,
                                  Chief Financial Officer,
                                  Executive Vice President
                                 (Principal Financial and Accounting Officer)